Exhibit 4.8

[FORM OF NOTICE TO CLIENTS OF SHAREHOLDERS WHO ARE ACTING AS NOMINEES]

Notice of Offer of 9% Convertible Subordinated Debentures due [MATURITY DATE]
Pursuant to Subscription Rights

[MAILING DATE]

To Our Clients:

Enclosed for your consideration is a prospectus, dated [PROSPECTUS DATE], relating to the offering (the “Rights Offering”) by Community West Bancshares (“Community West”) of  9% Convertible Subordinated Debentures due [MATURITY DATE] (the “Debentures”) pursuant to non-transferable subscription rights (the “Rights”) being distributed to all holders of record of shares of Community West’s common stock, no par value (the “Common Stock”), at the close of business on April 30, 2010 (the “Record Date”). The Rights and Debentures are described in the Prospectus.  The Rights will expire, if not exercised, at 5:00 p.m., Pacific Time, on [RIGHTS EXP DATE], unless extended in the sole discretion of Community West (as it may be extended, the “Rights Offering Expiration Date”).

As described in the accompanying Prospectus, you have one (1) Right which entitles you to subscribe for and to purchase a Debenture in the principal amount of $1,000 for every 750 shares of Common Stock, or a fraction thereof, that you held on the Record Date (the “Basic Subscription Privilege”) at a subscription price equal to 100% of the principal amount (the “Subscription Price”).

Debentures are being issued in denominations of $1,000 and integral multiples of $1,000.  You may “round-up” the number of shares of Common Stock you held as of the Record Date to 750 shares, if you held less than 750 shares, or to the next highest integral multiple of 750, if you held more than 750 shares, and subscribe to purchase a Debenture in a principal amount of $1,000 for every 750 shares of Common Stock that results from this rounding-up procedure (the “Rounding-Up Privilege”). For example, if you owned 100 shares of Common Stock on the Record Date, the Rounding-Up Privilege entitles you to “round-up” the number of shares of Common Stock to 750 and, therefore, your Basic Subscription Privilege entitles you to purchase one Debenture in the principal amount of $1,000.  Similarly, if you held 1,050 shares of Common Stock on the Record Date, the Rounding-Up Privilege entitles you to “round-up” the number of shares of Common Stock to 1,500 and, therefore, your Basic Subscription Privilege entitles you to purchase a Debenture in the principal amount of $2,000.

If you exercise your Basic Subscription Privilege in full including your Rounding-Up Privilege, you may also exercise an over-subscription privilege (the “Over-Subscription Privilege”) to purchase additional Debentures that remain unsubscribed for at the expiration of the Rights Offering. If holders exercising their Over-Subscription Privilege subscribe to purchase a greater principal amount of Debentures than is available to be purchased pursuant to the Rights Offering, Community West will allocate the Debentures among shareholders exercising their Over-Subscription Privilege as the Board of Directors of Community West determines in its sole and absolute discretion.    Excess subscription payments will be returned to subscribers without interest.

The Rights are evidenced by non-transferable Subscription Certificates (the “Subscription Certificates”) and will cease to be exercisable at the close of business on the Rights Offering Expiration Date.

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to elect to subscribe for any Debentures to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the Prospectus carefully before instructing us to exercise your Right.

Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise the Right on your behalf in accordance with the provisions of the Rights Offering.   The Rights Offering will expire at 5:00 p.m., Pacific Time, on the [RIGHTS EXP DATE]. Once you have exercised the Basic Subscription Privilege, the Rounding-Up Privilege and the Over-Subscription Privilege, such exercise may not be revoked.

If you wish to have us, on your behalf, exercise your Right for any Debentures to which you are entitled, please so instruct us by completing, executing and returning to us the Beneficial Owner Election Form included with this letter.

BENEFICIAL OWNER ELECTION FORM

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of 9% Convertible Subordinated Debentures due [MATURITY DATE] (the “Debentures “) of Community West Bancshares (“Community West”).

This will instruct you whether to exercise your Right to purchase Debentures distributed with respect to the shares of Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus.

☐	Please DO exercise the Right for Debentures as set forth below.

☐	Please DO NOT exercise the Right for Debentures.

	Principal Amount of Debentures Subscribed For *	Payment **
Basic Subscription Privilege with Rounding-Up Privilege		$
Over-Subscription Privilege		$
Total Payment Required		$
___________________________
 * Must be in denominations of $1,000 or integral multiples thereof
 **100% of principal amount

☐	Payment in the following amount is enclosed: $____________.

☐	Please deduct payment of $ ____________ from the following account maintained by you as follows:

Account No.

Type of Account

Date:

IF DEBENTURES ARE TO BE HELD IN JOINT OWNERSHIP, ALL JOINT OWNERS SHOULD SIGN THIS CERTIFICATE

Name of Shareholder (please print or type)	Signature

Name of Shareholder (please print or type)	Signature